SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant [	]

Filed by a Party other than the Registrant [ X ]

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[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement
[ X ]		Definitive Additional Materials
[	]	Soliciting Material Under Rule 14a-12
TRI-CONTINENTAL CORPORATION
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT HEDGED PARTNERS L.P.

WESTERN INVESTMENT LLC

WESTERN INVESTMENT ACTIVISM PARTNERS LLC

BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.

BENCHMARK PLUS PARTNERS, L.L.C.

BENCHMARK PLUS MANAGEMENT, L.L.C.

PARADIGM PARTNERS, N.W., INC.

ARTHUR D. LIPSON

SCOTT FRANZBLAU

ROBERT FERGUSON

MICHAEL DUNMIRE

PAUL DEROSA

MARLENE A. PLUMLEE

ELYSE NAKAJIMA

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Western Investment Hedged Partners L.P. (“Western Investment”) is filing materials contained in this Schedule 14A with the Securities and Exchange Commission relating to a definitive proxy statement and accompanying proxy cards to be used in connection with the annual meeting of stockholders of Tri-Continental Corporation (the “Company”) scheduled to be held on May 4, 2006 (the “Annual Meeting”) to solicit votes for the approval of certain matters at the Annual Meeting and in support of the election of Western Investment’s slate of director nominees.

Item 1: On April 24, 2006, Western Investment issued the following press release:

FOR IMMEDIATE RELEASE

ISS RECOMMENDS TRI-CONTINENTAL STOCKHOLDERS VOTE FOR

WESTERN INVESTMENT DIRECTOR NOMINEES ON GOLD PROXY CARD

New York, NY, April 24, 2006 – Western Investment Hedged Partners L.P. today announced that Institutional Shareholder Services (ISS) recommends that stockholders of Tri-Continental Corporation (NYSE: TY) vote FOR Western Investment’s nominees--Arthur D. Lipson, Paul DeRosa and Marlene A. Plumlee--on the GOLD proxy card at the May 4, 2006 Annual Meeting of Stockholders. ISS, one of the nation's leading independent proxy voting advisors, provides voting recommendations to more than 1,500 major institutional funds, mutual funds and fiduciaries.

In its analysis ISS concludes, “As three new members of a nine-person board, the dissident nominees would be in a better position to deliver NAV to shareholders. Given that the Fund’s discount to NAV has persisted over the years, ISS believes the mandate for change is justified. Furthermore ISS believes that Eliot Spitzer’s charges of marketing timing are quite serious, and recommends that shareholders vote FOR Western Investment’s director nominees.”

“We are gratified that ISS supports our demand for stronger board oversight at Tri-Continental,” said Mr. Lipson. “We believe that the current board at Tri-Continental is merely perpetuating failure, and that it must be reconstituted in order to maintain the highest fiduciary standards and compel management to improve shareholder value. We call on all stockholders to exercise their right to representation in the boardroom, by signing, dating and returning the GOLD proxy card today.”

“Stockholders who may have returned the company’s white proxy card have every legal right to change their vote by returning the GOLD proxy card--only the latest-dated proxy counts. Anyone needing assistance in voting their shares may contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at 877-456-3510,” Mr. Lipson advised.

Western Investment and its affiliates currently own over 7% of Tri-Continental and believe they are the company’s largest stockholder. Investors can contact Western Investment at http://www.fixmyfund.com.

CERTAIN INFORMATION CONCERNING WESTERN INVESTMENT

Western Investment Hedged Partners L.P. ("Western Investment"), together with the other Participants (as defined below), has made a definitive filing with the SEC of a proxy statement (the "Proxy Statement") and accompanying proxy cards to be used, among other things, to solicit votes for the approval of certain matters at the annual meeting (the "Annual Meeting") of Tri-Continental Corporation (the "Company") scheduled for May 4, 2006 and in support of the election of the Participants' slate of director nominees at the Annual Meeting.

Western Investment advises all stockholders of the Company to read the Proxy Statement and other proxy materials relating to the Annual Meeting as they become available because they contain important information. Such proxy materials are available at no charge on the SEC's web site at http://www.sec.gov. In addition, the Participants in the solicitation will provide copies of the proxy materials, without charge, upon request. Requests for copies should be directed to the Participants' proxy solicitor, Innisfree M&A Incorporated, at its toll-free number: (877) 456-3510 or by e-mail at: mbrinn@innisfreema.com.

The Participants in the proxy solicitation are Western Investment, Western Investment LLC, Arthur D. Lipson, Western Investment Activism Partners LLC, Benchmark Plus Institutional Partners, L.L.C., Benchmark Plus Partners, L.L.C., Benchmark Plus Management, L.L.C., Paradigm Partners, N.W., Inc., Scott Franzblau, Robert Ferguson, Michael Dunmire, Paul DeRosa, Marlene A. Plumlee and Elyse Nakajima (the "Participants"). Information regarding the Participants and their direct or indirect interests is available in the Schedule 13D jointly filed with the SEC on January 6, 2006, as subsequently amended on January 10, 2006, February 15, 2006 and March 3, 2006 and the Proxy Statement.

CONTACT:	Innisfree M&A Incorporated

Michael Brinn, 212-750-8253